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                                                                 EXHIBIT 4.1

                         Incorporated under the laws of
                              the State of Delaware
                               September 13, 1999
Number                                                                    Shares
*< < CMN_CERT_NO > >*                                   **< < COMMON_STOCK > >**

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                              PARTICIPATE.COM, INC.
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AUTHORIZED PREFERRED STOCK                   AUTHORIZED COMMON STOCK
--------------------------                   -----------------------
624,000 Series A Shares                            24,000,000 Shares
4,532,174 Series B Shares

         This Certifies that **< < NAME > >** is the registered holder of
**< < CMN_WRITTEN > > (< < COMMON_STOCK > >)** shares of Common Stock of PARTICIPATE.COM, INC., hereinafter designated "the Company," transferable on the share register of the Company upon surrender of this certificate properly endorsed or assigned.

         This certificate and the shares represented thereby shall be held subject to all of the provisions of the Articles of Incorporation and the Bylaws of the Company, a copy of each of which is on file at the office of the Company, and made a part hereof as fully as though the provision of said Articles of Incorporation and Bylaws are imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, asserts and agrees to be bound.

         Any shareholder may obtain from the principal office of the Company, upon request and without charge a statement of the number of shares constituting each class or series of stock and the designation thereof; and a copy of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of stock and upon the holders thereof by said Articles of Incorporation and the Bylaws.

         WITNESS THE SEAL OF THE COMPANY AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.
         DATED:  < < ISSUE_DATE > >


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Alan K. Warms, President                     Alan K. Warms, Secretary